UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2011

GSI COMMERCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-16611	04-2958132
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

935 First Avenue, King of Prussia, Pennsylvania	19406
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-491-7000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Acquisition of Fanatics, Inc.

On February 9, 2011, GSI Commerce, Inc. (“GSI”), Gator Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of GSI (“Merger Sub”), and Gator Acquisition LLC, a Delaware limited liability company and a wholly owned subsidiary of GSI (“Merger Sub II”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Fanatics, Inc., a Delaware corporation (“Fanatics”), the stockholders of Fanatics named therein, those persons listed on Annex II thereto and Insight Venture Partners, LLC, as Stockholders’ Representative.

Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into Fanatics with Fanatics surviving as a wholly owned subsidiary of GSI (the “Merger”). Immediately following the Merger, the surviving entity of the Merger will then merge with and into Merger Sub II with Merger Sub II surviving as a wholly owned subsidiary of GSI (the “Second Merger” and, together with the Merger, the “Mergers”). All vested options to purchase shares of Fanatics’ common stock will be cancelled and, in settlement of such cancellation, the holders of such options will receive cash payments as described in the Merger Agreement (the “Vested Option Payment”). Outstanding unvested options to purchase shares of Fanatics’ common stock will convert into unvested options to purchase GSI common stock at an exchange ratio of 0.52763496 (the “Assumed Unvested Options”).

The aggregate merger consideration GSI will pay to the stockholders of Fanatics is $276,861,838, less the Vested Option Payment, the value of the Assumed Unvested Options, transaction costs and certain indebtedness as described in the Merger Agreement, which purchase price will be paid 60% in cash and 40% in GSI common stock valued at $22.20 per share. $16,231,216.56 of the cash merger consideration and 487,424 shares of GSI common stock representing the common stock merger consideration will be held in escrow to secure claims by GSI for indemnification under the Merger Agreement. The Mergers, taken together, are intended to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), thereby making the transaction a tax-free reorganization with respect to the common stock merger consideration to be paid to the stockholders of Fanatics.

Fanatics has made customary representations and warranties in the Merger Agreement, including, among others, representations and warranties as to organization of itself and its subsidiaries, authorization of the Merger Agreement, consents and approvals, capitalization, absence of certain changes or liabilities, tax matters, material contracts, litigation, insurance, intellectual property, compliance with laws and employee matters. GSI and the Merger Subs have also made customary representations, warranties and covenants in the Merger Agreement.

Fanatics has also made certain pre-closing covenants in the Merger Agreement, including, among other things, covenants that Fanatics and each of its subsidiaries will carry on its business in the ordinary course consistent with past practice and will not engage in certain types of transactions without the prior written consent of GSI.

The Merger Agreement contains certain termination rights for both GSI and Fanatics. The completion of the Mergers is subject to customary closing conditions, including, among others (i) adoption of the Merger Agreement by the stockholders of Fanatics, (ii) the absence of certain legal impediments to the consummation of the Merger, (iii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and obtaining antitrust approvals in any other jurisdictions, if necessary, (iv) subject to certain materiality exceptions, the accuracy of the representations and warranties made by Fanatics and GSI, respectively, and compliance by Fanatics and GSI with their respective obligations under the Merger Agreement, and (v) delivery of customary opinions from counsel to Fanatics and counsel to GSI to the effect that the two Mergers will, taken together, be treated as a reorganization within the meaning of Section 368(a) of the Code.

Pursuant to a Stock Transfer Restriction and Registration Agreement (the “STRRA”) to be executed in connection with the closing of the Mergers, certain stockholders of Fanatics are restricted from transferring the GSI common stock received as merger consideration for a period of 90 days after the closing of the Mergers, and other stockholders are restricted from transferring such common stock, other than ratably over a four year period beginning on the first anniversary of the closing of the Mergers, in each instance, subject to certain exceptions as set forth in the STRRA. GSI will prepare and file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the resales of the shares issued to those stockholders who received GSI common stock as merger consideration which is subject to the 90 day transfer restriction.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which GSI intends to file with the Securities and Exchange Commission within four business days of the date on which GSI entered into the Merger Agreement.

Secured Credit Agreement

On February 9, 2011, GSI entered into a secured credit agreement (the “Credit Agreement”) with GSI Commerce Solutions, Inc. (“GSICS”), as co-borrower with GSI, a group of lenders, including Bank of America, N.A., as Administrative Agent (the “Agent”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc., PNC Capital Markets LLC, Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as joint lead arrangers and joint bookrunners. The Credit Agreement will replace GSICS’ existing $150 million revolving credit facility. The Credit Agreement provides for a $285 million revolving credit facility, including a $30 million sublimit for the issuance of letters of credit and a $25 million sublimit for swing loan borrowings, and a $115 million term loan facility. GSI and GSICS have an option to increase the commitments under the Credit Agreement by up to an additional $50 million, to a total of $450 million, upon the receipt of additional commitments from one or more lenders. The Credit Agreement becomes effective on the first business day on or before May 10, 2011, on which all the conditions precedent under the Credit Agreement, including the consummation of the Mergers in accordance with the terms of the Merger Agreement, are satisfied or waived in accordance with the terms of the Credit Agreement (the “Closing Date”).

The Credit Agreement is available to provide funds on the Closing Date (i) to finance in part the Mergers, including transaction and integration costs, (ii) to repay all amounts due or outstanding under GSICS’ existing $150 million revolving credit facility and (iii) to pay certain fees and expenses incurred in connection with the foregoing and the borrowings on the Closing Date. After the Closing Date, the Credit Agreement is available to provide funds for general corporate purposes, including working capital financing, financing capital expenditures and financing permitted acquisitions. The expiration date of the Credit Agreement is February 9, 2016.

Borrowings under the Credit Agreement bear interest at GSI’s option, at either (i) a “base rate” (“Base Rate”) equal to, for any day, a fluctuating rate per annum equal to the highest of (a) the federal funds rate plus 0.5%, (b) the Agent’s “prime rate” and (c) the London Interbank Offered Rate (“LIBOR”) for a three-month Interest Period plus 1.00%, in each case plus an applicable margin, or (ii) a rate derived from LIBOR as adjusted for statutory reserve requirements for Eurocurrency liabilities, plus an applicable margin. In each case, the applicable margin is determined by GSI’s Leverage Ratio (as defined in the Credit Agreement) and in the case of Base Rate term loans ranges from 1.25% to 2.50%, in the case of LIBOR term loans ranges from 2.25% to 3.50%, in the case of Base Rate revolving loans ranges from 0.90% to 2.00% and in the case of LIBOR revolving loans ranges from 1.90% to 3.00%. The revolving credit commitment (whether used or unused) under the Credit Agreement at any time is subject to a facility fee ranging from 0.35% to 0.50% based on GSI’s Leverage Ratio. The initial commitment fee is 0.375%.

The Credit Agreement will be guaranteed by certain of GSI’s wholly owned subsidiaries (together with GSI and GSICS, the “Loan Parties”) pursuant to a Continuing Agreement of Guaranty and Suretyship to be entered into on the Closing Date. The obligations of the Loan Parties under the Credit Agreement will be secured by a first priority lien on all of the personal property and assets of the Loan Parties pursuant to a Security Agreement, a Pledge Agreement and a Patent, Trademark and Copyright Security Agreement also to be entered into on the Closing Date.

The Credit Agreement contains customary affirmative and negative covenants that are binding on the Loan Parties (which are in some cases subject to certain exceptions), including, but not limited to, restrictions on the ability of the Loan Parties to incur additional indebtedness, create liens on their respective assets, make certain loans and investments, guaranty obligations, make certain dividends and related distributions, enter into, or undertake, certain liquidations, mergers, consolidations or acquisitions and dispose of assets or subsidiaries. In addition, the Credit Agreement requires the Loan Parties, on a consolidated basis, to abide by certain financial covenants, as follows: (i) a Fixed Charge Coverage Ratio (as defined in the Credit Agreement), calculated as of the end of each fiscal quarter for the four fiscal quarters then ended, of not less than 2.5 to 1.0; (ii) a Leverage Ratio (as defined in the Credit Agreement) not to exceed 4.0 to 1.0; (iii) cash and Cash Equivalents (as defined in the Credit Agreement) of not less than $30 million as of the end of any fiscal quarter, of which not less than $25 million shall be owned by GSI, GSICS and/or certain domestic subsidiaries of GSI and maintained in the United States; and (iv) a Maximum Senior Leverage Ratio (as defined in the Credit Agreement) not to exceed 2.5 to 1.0. Each ratio or amount is calculated as of the end of each fiscal quarter.

The Credit Agreement contains customary events of default (which are in some cases subject to certain exceptions, thresholds, notice requirements and grace periods), including, but not limited to, with respect to nonpayment of principal or interest, breaches of representations and warranties, failure to perform or observe covenants, cross-defaults with certain other agreements or indebtedness, final judgments or orders, certain uninsured losses or proceedings against assets, certain change of control events and certain bankruptcy-related events or other relief proceedings.

Affiliates of certain of the lenders have provided the following services to GSI and certain of its subsidiaries: Affiliates of the Agent, Morgan Stanley Bank, N.A., and UBS Loan Finance LLC have underwritten recent equity offerings by GSI and selling stockholders; affiliates of the Agent and Deutsche Bank Trust Company Americas have provided acquisition advisory services to GSI.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference into this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under the heading "Secured Credit Agreement" in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The disclosures set forth under the heading "Acquisition of Fanatics, Inc." in Item 1.01 above are incorporated by reference into this Item 3.02. GSI will issue the GSI common stock to be issued at closing in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act. GSI plans to rely on representations made by the individuals who will receive GSI common stock to the effect that they are acquiring the GSI common stock for investment purposes and not with a view to, or for resale in connection with, the distribution of such securities in violation of applicable securities laws and that they have sufficient knowledge and experience in business and financial matters to be capable of evaluating the merits and risks of an investment in such securities.

Item 7.01 Regulation FD Disclosure

Stock Repurchase

In conjunction with the Merger, the GSI Board of Directors has authorized a stock repurchase program. Under the program, GSI is authorized to repurchase up to $50 million of its outstanding shares of common stock from time to time over the next two years (the “Stock Repurchase”). The repurchases may take place from time to time at prevailing prices in the open market, including pursuant to Rule 10b5-1 trading plans. The authorization of the Board of Directors is contingent upon the closing of the Mergers.

Press Release

On February 9, 2011, GSI and Fanatics issued a joint press release announcing that they had entered into the Merger Agreement, that GSI had entered into the Credit Agreement, and that the GSI Board of Directors has authorized the Stock Repurchase. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of GSI.

Item 9.01 Financial Statements and Exhibits.

10.1	Credit Agreement, dated as of February 9, 2011, by and among GSI Commerce, Inc. and GSI Commerce Solutions, Inc., as borrowers, the guarantors party thereto, Bank of America, N.A., as administrative agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc., PNC Capital Markets LLC, Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as joint lead arrangers and joint bookrunners, and the other financial institutions party thereto.

99.1	Press Release, dated February 9, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI COMMERCE, INC.

February 9, 2011	By:	/s/ Michael R. Conn
Name: Michael R. Conn
Title: Executive Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Credit Agreement, dated as of February 9, 2011, by and among GSI Commerce, Inc. and GSI Commerce Solutions, Inc., as borrowers, the guarantors party thereto, Bank of America, N.A., as administrative agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc., PNC Capital Markets LLC, Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as joint lead arrangers and joint bookrunners, and the other financial institutions party thereto.

99.1	Press Release, dated February 9, 2011